UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2014

DORMAN PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania	18915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 12, 2014, Steven L. Berman, Chairman and Chief Executive Officer of Dorman Products, Inc. (the “Company”), entered into a Rule 10b5-1 trading plan (the “Plan”) with a broker to manage the sale of up to 250,000 shares of the Company’s common stock, subject to the terms and conditions of the Plan. The Plan will expire on March 13, 2015, unless renewed, extended, or terminated earlier by Mr. Berman.

Also on March 12, 2014, Mr. Berman, in his capacity as co-executor of the Estate of Richard Berman (the “Estate”), entered into a Rule 10b5-1 trading plan (the “Estate Plan”) with a broker to manage the sale of up to 250,000 shares of the Company’s common stock, subject to the terms and conditions of the Estate Plan. The Estate Plan will also expire on March 13, 2015, unless renewed, extended, or terminated earlier by the co-executors of the Estate, including Mr. Berman.

Mr. Berman will have no control over the timing of stock sales under the either the Plan or the Estate Plan (collectively, the “Plans”), thereby allowing trades to occur exempt from “blackout periods” prescribed by the Company’s Insider Trading Policy.

The Plans are intended to satisfy the affirmative defense conditions of Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 allows corporate insiders to establish prearranged written stock plans. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information.

The Plans have been entered into solely for estate planning and diversification purposes. Mr. Berman has stated that the Plans are designed to monetize the equity positions held in the Company in a systematic, nondiscretionary manner with the goal of minimal market impact and compliance with regulations adopted by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: March 13, 2014	By:	/s/ Matthew Kohnke
	Name:	Matthew Kohnke
	Title:	Chief Financial Officer